UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2014

Cosmos Holdings Inc.
(Name of registrant in our charter)

Nevada	000-54436	27 0611758
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS I.D.

141 W. Jackson Blvd., Suite 4236
Chicago, Illinois 60604
(Address of Principal Executive Offices)

312.674.4529
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2014, we entered into an EXCLUSIVE COOPERATION AGREEMENT (the “Agreement”) with Grigorios Siokas to assume the position of Manager of Pharmaceutical Division of the Company. In this capacity, he will not have any authority to make policy decisions for the Company itself and thus we do not deem him to be an executive officer.

Under the Agreement, he has the following duties:

(i)
incorporate, manage, structure and organize the five companies dedicated to medicine import – export and in general, trade as described in Annex A, that will be 100% owned subsidiaries of the Company (2 Greek, 1 German, 1 UK and another EU company –i.e. Polish), with the capital for these companies provided by the Company as described in Annex A, the subsidiary companies to be opened during the first six years of this Agreement, as described in Annex A,

(ii)	identifying prospective strategic partners and strategic alliances (except reverse mergers designed to take a private company public);

(iii)	planning, strategizing and negotiating with potential strategic business partners;

(iv)	assisting with business development of the medicine sector;

(v)	reporting as to developments concerning the medicine and medical industry which may be relevant or of interest or concern to the Company or the Company's business;

(vi)	developing strategic planning issues;

(vii)
providing management consulting services including: analyzing historical operational performance, reviewing operational performance of the Company, making recommendations to enhance the operational efficiency of the Company;

(viii)	consulting on alternatives to enhance the growth of the Company; and

(ix)	All other services consistent with Manager’s duties hereunder as the Company shall request.

Manager will receive three forms of compensation:

•	Annual Salary

•	Stock Awards

•	Stock Bonus Award

Annual Salary

A.	The annual salary shall be 800.000.- Euros for the 1st year, 900.000.- Euros for the 2nd year and 1.000.000.- Euros for the 3rd year and all years thereafter during the term of this agreement.

B.
The annual salary is not subject to increase. However, the salary will be reduced as follows: Start with the combined compensation number in the column entitled “Profits all / year.” Divide that number by 4 and that is the quarterly target number. Compare the quarterly target number to the actual pre-tax profit of all of the subsidiary companies of Annex A combined as reported in the Company’s SEC filing on Form 10-K or 10-Q. To the extent the actual pre-tax profit of all of the subsidiary companies combined is less than the quarterly target number [“Missed Target Amount”], the Manager’s monthly compensation between the date of the filing of the relevant Form 10-K or 10-Q and the final filing date for the Company’s next report Form 10-K or 10-Q shall be reduced pro rata so that the total reduction during such period is equal to the Missed Target Amount. However, the Manager shall have the opportunity to earn back the Missed Target Amounts on an aggregate basis to the extent the actual pre-tax profit of all of the subsidiary companies combined is more than the quarterly target number [“Excess Target Amount”], the Manager’s monthly compensation between the date of the filing of the relevant Form 10-K or 10-Q and the final filing date for the Company’s next report Form 10-K or 10-Q shall be increased pro rata so that the total increase during such period is equal to the Excess Target Amount. See example I in Annex B.

Stock Awards

During the first 11 years of this Agreement, start by looking at each subsidiary that has Target pre-tax profit numbers shown in Annex A. Then add up the actual pre-tax profit in years that subsidiary company has been in business as shown in Annex A to a maximum of 6 years for each subsidiary business, divide by years that subsidiary company has been in business as set forth in Annex A. Next, multiply that number by 150% and then divide by 6. Convert the number in Euros to Dollars using the exchange rate in effect on the last day of the relevant year. Finally, divide that number by the Stock Price as set forth in “Stock Price Used for Calculation of Manager’s Compensation” below. See example II in Annex B.

Bonus Stock Award

An additional Bonus Stock Award will be paid to Manager at the end of 2019.

A.
 If in year 2019 all five subsidiary companies of Annex A report profits before tax as are combined in the Company's financials equal 36.000.000.- Euro, the additional bonus compensation of the Manager will be equal to 36.000.000.- Euros converted to U.S. Dollars at the exchange rate in effect at the end of year 2019 divided by the Stock Price as set forth in “Stock Price Used for Calculation of Manager’s Compensation” below.

B.
If in year 2019 all five subsidiary companies of Annex A report profits before tax as are combined in the Company's financials equal the amount of 30.000.000 -36.000.000.- Euro, the additional bonus compensation of the Manager will be equal to the 80% of that amount (profits before tax as are combined in the Company's financials that all five subsidiary companies of Annex A report)in of Euros converted to U.S. Dollars at the exchange rate in effect at the end of year 2019 divided by the Stock Price as set forth in “Stock Price Used for Calculation of Manager’s Compensation” below.

C.
If in year 2019 all five subsidiary companies of Annex A report profits before tax as are combined in the Company's financials equal the amount of 25.000.000. - 30.000.000.- Euro, the additional bonus compensation of the Manager will be equal to the 50% of that amount (profits before tax as are combined in the Company's financials that all five subsidiary companies of Annex A report)in Euros converted to U.S. Dollars at the exchange rate in effect at the end of year 2019 divided by the Stock Price as set forth in “Stock Price Used for Calculation of Manager’s Compensation” below.

D.
If in year 2019 all five subsidiary companies of Annex A report profits before tax as are combined in the Company's financials equal the amount of 20.000.000. – 25.000.000.- Euro, the additional bonus compensation of the Manager will be equal to the 25% of that amount (profits before tax as are combined in the Company's financials that all five subsidiary companies of Annex A report)in Euros converted to U.S. Dollars at the exchange rate in effect at the end of year 2019 divided by the Stock Price as set forth in “Stock Price Used for Calculation of Manager’s Compensation” below.

E.
If in year 2019 all five subsidiary companies of Annex A report profits before tax as are unified at Company's financials, of an amount higher than the amount of 36.000.000.- Euro, there shall be issued additional shares of Company stock determined as follows: An amount equal to 120% of the amount in excess of the 36.000.000.- Euro reported profits before tax as are unified at Company's financials converted to U.S. Dollars at the exchange rate in effect at the end of year 2019 divided by the Stock Price as set forth in “Stock Price Used for Calculation of Manager’s Compensation” below. In that case of course this extra bonus will be given additionally to A.

F.
If in year 2019 all five subsidiary companies of Annex A report profits before tax as are combined in the Company's financials are less than the amount of 20.000.000. Euro, there shall be no additional shares of stock awarded under this “Bonus Stock Award” provision of this Agreement.

For A, B, C, D and E, see example III in Annex B.

Stock Price Used for Calculation of Manager’s Compensation

The Stock Price used for the calculation of shares awarded under this “Stock Award” section of the Agreement shall be as follows: The amount of shares to be issued shall be based upon the VWAP of the Company’s common stock for 90 days of which 45 days prior to the reporting of the profits and 45 days after the reporting of the profits. Issue Date. For purposes hereof, “VWAP” means, for any date, the daily volume weighted average price of the Common Stock for such date on the OTC Bulletin Board as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time). This means that the stock awarded under this provision will not be awarded until 45 days after the Company has filed Form 10-K for the relevant year of this Agreement.

Termination with cause – Violation of the Agreement from the Manager.

If the Manager violates this Agreement in any way, no further stock will be issued to him under the Stock Award and Bonus Stock Award provisions of this Agreement, and Manager must return all stock at his possession to the Company, for the Company to cancel them and that no salary or any other kind of compensation will be paid to the Manager. The Company agrees, however, that it will not take any additional legal action, including in court or out of court measures, against the Manager, except in case of any action that may be interpreted also as penal law violations (i.e. as described in Paragraph 5i, 5ii, 5iii, 5v, 5vii and 9viii). at the date of issuance of any stock under the Stock Award and Stock Bonus Award provisions, Manager must sign such stock powers in blank with medallion or similar guarantee for all stock issued as well as any other documents that the Company’s Transfer Agent shall require for the Company to effect this provision of the Agreement without any further action on the part of the Manager, recognizing that stock once issued cannot be cancelled without appropriate documentation acceptable to the Company’s Transfer Agent being in place at the time of each issuance of stock hereunder.

Determination of Pre-Tax Profits used for Cash or Stock Compensation

Pre-Tax profits means reported profits before tax as are unified at Company's financials filed with the SEC.

Manager Responsible for all Taxes of any Kind levied by any Jurisdiction on the Cash or Stock Compensation Awarded Under this Agreement

It is expressly understood and agreed that in connection with the Services to be performed by the Manager, the Manager is solely responsible for all taxes of any kind levied by any jurisdiction on the cash or stock compensation awarded under this Agreement.

The Agreement contains the following concerning “Term and Termination:” Manager's engagement shall be for a period of twenty (20) years (the "Term"). Thereafter, the Agreement may be terminated by either the Company or Manager at any time, with or without cause, upon written notice to that effect to the other party. However, Company may terminate this agreement upon any breach of any term or provision which is for cause. As used herein, the term “Cause” means any breach by Manager of any provision of paragraphs 2 – 4 above as well as the following:

(i) an intentional act of fraud, embezzlement, theft or any other material violation of law that occurs during or in the course of your employment with Company;

(ii) Intentional damage to companies’ assets;

(iii) Intentional disclosure of Company’s confidential information contrary to companies policies;

(iv) Breach of Manager’s obligations under this agreement;

(v) Intentional engagement in any competitive activity which would constitute a breach of duty of loyalty or of your obligations under this agreement;

(vi) Intentional breach of any of Company’s policies;

(vii) the willful and continued failure to substantially perform Manager’s duties for Company (other than as a result of incapacity due to physical or mental illness); or

(viii) Willful conduct by you that is demonstrably and materially injurious to Company, monetarily or otherwise.

“Cause” also includes any of the above grounds for dismissal regardless of whether Company learns of it before or after terminating Manager’s employment.

The Company and Mr. Siokas have an agreement concerning any Shares to be issued to him under this Agreement such that he will not be able to sell or otherwise dispose of any shares issued to him under this Agreement so long as he has the potential obligation under the Agreement to return any part of the shares issued as compensation under this Agreement.

The Agreement has been filed as an exhibit to this Form 8-K and should be referred to for other terms and conditions of the Agreement.

Item 9.01 Financial Statements and Exhibits.

10.1	EXCLUSIVE COOPERATION AGREEMENT

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cosmos Holdings Inc.

Date: May 1, 2014	By:	/s/ Dimitrios Goulielmos
Dimitrios Goulielmos
Principal Executive Officer